The Board of Directors
BankAtlantic, a Federal Savings Bank
  As Successor in Interest to Bank of
  North America Bancorp, Inc.:


We consent to the use of our report included herein in the Form 10-Q. Our report refers to a change in the method of accounting for investments to adopt the provisions of the Financial Accounting Standards Board's SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," at December 31, 1993.

                                            KPMG PEAT MARWICK LLP






Miami, Florida
October 23, 1996